                                                Registration No. 33-


                  -----------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                  -----------------------------------------


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  -----------------------------------------

                        CLEAN DIESEL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (Jurisdiction of Incorporation or Organization)


            06-1393453                                                 06901
(I.R.S. Employer Identification No)                                 (Zip Code)

                              300 Atlantic Street
                                   Suite 702
                             Stamford Connecticut
                   (Address of Principal Executive Offices)

          THE 1994 INCENTIVE PLAN OF CLEAN DIESEL TECHNOLOGIES, INC.
                             (Full title of plan)

                  -----------------------------------------

                           Charles W. Grinnell, Esq.
                       1055 Washington Blvd. - 5th Floor
                              Stamford, CT 06901
                    (Name and address of agent for service)
                                (203) 363-7105
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
     Title of Shares            Amount to           Proposed Maximum        Proposed Maximum            Amount of
    to be Registered          be Registered        Offering Price Per           Aggregate            Registration Fee
                                                          Share              Offering Price
---------------------------------------------------------------------------------------------------------------------

     Common Stock                312,500                $3.18(1)              $992,269.50(1)             $300.69
     par value, $0.05
       per share
---------------------------------------------------------------------------------------------------------------------

(1) Based upon the following shares and exercise prices, 62,500 shares at $0.20, 62,500 shares at $2.00, 37,500 shares at $2.50, 5,000 shares at
      $6.50, 54,450 shares at $6.82, 5,000 shares at $5.63, 60,000 shares at
      $4.50, and, estimated solely for the purpose of computing the registration fee, 25,550 shares at $2.31 being the average of the high and low prices as reported on the NASDAQ (small capitalization) system on November 25, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference in the registration statement:

        (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;

        (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act subsequent to December 31, 1995;

        (c) The description of the common stock contained in the registrant's registration statement on Form S-1 under the Securities Act of 1933 (File No. 33-95840) including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents.

Item 5. Interests of Named Experts and Counsel

        Charles W. Grinnell, counsel to the registrant who has issued an opinion as to the validity of the common shares covered by this registration statement, is a director and officer of the registrant, owns 7,842 of registrant's common shares and holds options to purchase 12,000 common shares covered by this registration statement.

Item 6. Indemnification of Directors and Officers.

        Pursuant to Article 9 of the Articles of Incorporation of the registrant, directors of the registrant are, to the fullest extent permitted by the laws of Delaware, not personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as directors.

        Also, pursuant to Article 10 of the registrant's Articles of Incorporation, the registrant shall indemnify directors and employees of the registrant to the fullest extent permitted by the laws of Delaware against liability imposed or incurred by such person in any pending or threatened action, suit or proceeding and is authorized to purchase and maintain insurance to protect such persons from expense or liability incurred by them in such capacity or arising out of their status.

Item 8. Exhibits.

        4.1 Certificate of Incorporation of registrant is incorporated by reference to Exhibit No. 3 (i) to the registrant's Registration Statement on Form S-1 (File No. 33-95840).

        4.2  The 1994 Incentive Plan of Clean Diesel
             Technologies, Inc. as amended through August 8, 1996.

        4.3  Form of Option Agreement under the 1994
             Incentive Plan of Clean Diesel Technologies, Inc.

        5.0  Opinion of Charles W. Grinnell, Esq.

       23.1  Consent of Ernst & Young LLP

       23.2 Consent of Charles W. Grinnell, Esq. (included in opinion filed as Exhibit 5.0).

       24.0  Powers of Attorney in favor of Ralph E. Bailey,
             Kent D.S. Durr, John A. de Havilland, Jeremy D. Peter-Hoblyn, Charles W. Grinnell, Scott M. Schecter and James M. Valentine (included on signature pages).

Item 9. Undertakings.

        The registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is assserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, therunto duly authorized, in the City of Stamford, Connecticut, on November 27, 1996.

                                         CLEAN DIESEL TECHNOLOGIES, INC


                                         By /s/ Jeremy D. Peter-Hoblyn
                                            ----------------------------------
                                               Jeremy D. Peter-Hoblyn
                                         President and Chief Executive Officer


                  Each person whose signature appears below constitutes and appoints Jeremy D. Peter-Hoblyn and Charles W. Grinnell, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 27, 1996 in the capacities indicated.

         Signature                         Title


 /s/ J.D. Peter-Hoblyn        President, Chief Executive Officer
----------------------------  and Director (Principal Executive
     Jeremy D. Peter-Hoblyn   Offcer)


 /s/ Scott M. Schecter        Vice President, Treasurer and Chief
----------------------------  Financial Officer (Principal
     Scott M. Schecter        Financial and Accounting Officer)


 /s/ Ralph E. Bailey          Chairman of the Board and Director
----------------------------
     Ralph E. Bailey

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 /s/ John A. de Havilland     Director
----------------------------
     John A. de Havilland



  /s/ Kent D.S. Durr          Director
----------------------------
      Kent D. S. Durr



 /s/ James M. Valentine       Executive Vice President, Chief
----------------------------- Operating Officer and Director
     James M. Valentine


 /s/ Charles W. Grinnell      Vice President, General Counsel,
----------------------------- Corporate Secretary and Director
     Charles W. Grinnell

                                EXHIBIT INDEX



        4.1 Certificate of Incorporation of registrant is incorporated by reference to Exhibit No. 3 (i) to the registrant's Registration Statement on Form S-1 (File No. 33-95840).

        4.2  The 1994 Incentive Plan of Clean Diesel
             Technologies, Inc. as amended through August 8, 1996.

        4.3  Form of Option Agreement under the 1994
             Incentive Plan of Clean Diesel Technologies, Inc.

        5.0  Opinion of Charles W. Grinnell, Esq.

       23.1  Consent of Ernst & Young LLP

       23.2 Consent of Charles W. Grinnell, Esq. (included in opinion filed as Exhibit 5.0).

       24.0  Powers of Attorney in favor of Ralph E. Bailey,
             Kent D.S. Durr, John A. de Havilland, Jeremy D. Peter-Hoblyn, Charles W. Grinnell, Scott M. Schecter and James M. Valentine (included on signature pages).